Exhibit 10.1

SECOND MODIFICATION, WAIVER AND ACKNOWLEDGEMENT AGREEMENT

This Second Modification, Waiver and Acknowledgement Agreement (“Agreement”) dated as of June 30, 2009 is entered into by and among Commonwealth Biotechnologies Inc., a Virginia corporation (the “Company”) and the subscribers identified on the signature page hereto (each herein a “Subscriber” and collectively “Subscribers” or the “Parties”).

WHEREAS, the Company and the Subscribers are parties to a Subscription Agreement (“Subscription Agreement”) and other Transaction Documents dated at and about December 31, 2007, as amended in September, 2008, relating to an aggregate purchase by Subscribers of $1,950,000 of principal amount of secured promissory notes (the “Notes”) of the Company convertible into shares of the Company’s no par value common stock and Warrants exercisable for Common Stock; and

WHEREAS, the Company and Subscribers desire to further restructure the terms of the Transaction Documents to their mutual benefit.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

1. Capitalized terms employed herein shall have the meanings attributed to them in the Transaction Documents.

2. The Maturity Date of the Notes, which are due to mature on July 31, 2009 is extended to January 1, 2010.

3. The Company undertakes to use its best efforts to promptly file a proxy statement for shareholder approval to reduce the Conversion Price of the Notes to $0.50 and to authorize the issuance of all shares of common stock underlying the Notes and Warrants. In the event shareholder approval is not obtained, the Conversion Price will not be reduced to $0.50 and all terms of the Notes and Warrants will remain in full force and effect except as modified by this Agreement.

4. All interest which has accrued through June 30, 2009 shall be deferred until September 30, 2009 and shall be payable pursuant to the terms of the Notes.

5. The Company acknowledges that the holding period of the Notes, Warrants and Common Stock issuable upon conversion of the Notes commenced on December 31, 2007, for purposes of Rule 144 under the Securities Act of 1933.

6. The Subscribers waive any reset of the Purchase Price of the Class A and Class B Warrants which may be triggered solely in connection with the terms of this Agreement.

7. The Company undertakes to make a public announcement on Form 8-K describing the terms of this Agreement not later than the fourth business day after the execution of this Agreement.

8. The obligations of each Subscriber hereunder are several and not joint with the obligations of any other Subscribers hereunder, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Subscriber pursuant hereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Subscriber shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose, except as otherwise agreed by the Subscribers.

9. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto, except as same is permitted under the Transaction Documents.

10. This Agreement constitutes the entire agreement among the parties regarding the subject matter herein, and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith. No changes, modifications, terminations or waivers of any of the provisions hereof shall be binding unless in writing and signed by all of the parties thereto.

11. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the governing law provisions of the Transaction Documents.

12. Subject to the modifications and amendments provided herein, the Transaction Documents shall remain in full force and effect.

13. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

15. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or electronically, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same with the same force and effect as if such facsimile signature were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Modification, Waiver and Acknowledgement Agreement as of the date first written above.

COMMONWEALTH BIOTECHNOLOGIES INC.
the “Company”

By:	/s/ Richard J. Freer

“SUBSCRIBERS”

ALPHA CAPITAL ANSTALT		CHESTNUT RIDGE PARTNERS L.P.

By:	/s/ Konrad Ackermann	By:	/s/ Kenneth Holz
Name:	Konrad Ackermann	Name:	Kenneth Holz
Title:	Director	Title:	CFO

CENTURION MICROCAP, LP		BRIO CAPITAL L.P.

By:	/s/ Abraham Schwartz	By:	/s/ Shaye Hirsch
Name:	Abraham Schwartz	Name:	Shaye Hirsch
Title:	GP	Title:	Managing Partner

BRIO CAPITAL SELECT LLC		ASSAMEKA CAPITAL

By:	/s/ Shaye Hirsch	By:	/s/ Asher Brand
Name:	Shaye Hirsch	Name:	Asher Brand
Title:	Managing Member	Title:	President

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